EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Registration Statement on Form N-1A of Delaware Emerging Market Debt Fund (one of the series constituting Delaware Group® Government Fund.)

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 25, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 20, 2013, relating to the financial statements and financial highlights which appear in the July 31, 2013 Annual Report to Shareholders of Delaware Core Plus Bond Fund and Delaware Inflation Protected Bond Fund (two of the series constituting Delaware Group® Government Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 25, 2013